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                                                                    Exhibit 21.1

                             Existing Subsidiaries

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          Name of Subsidiary                      Jurisdiction of Incorporation
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     American Graphics, Inc./1/                            Georgia
     Cadmus Direct Marketing, Inc.                         North Carolina
     Cadmus Financial Distribution, Inc.                   Virginia
     Cadmus Interactive, Inc.                              Georgia
     Cadmus Investment Corporation                         Delaware
     Cadmus Journal Services, Inc.                         Virginia
     Cadmus Marketing, Inc.                                Virginia
     Cadmus Marketing Group, Inc.                          Virginia
     Cadmus/O'Keefe Marketing, Inc.                        Virginia
     Cadmus Printing Group, Inc.                           Virginia
     Cadmus Publishing Group, Inc.                         Virginia
     Cadmus Publishing Holding Corporation                 Delaware
     Cadmus Technology Solutions, Inc.                     Virginia
     Dynamic Diagrams, Inc./2/                             Rhode Island
     E-Docs, Inc.                                          Pennsylvania
     Electronic Document Services, Inc.                    Pennsylvania
     Expert Graphics, Inc.                                 Virginia
     Garamond/Pridemark Press, Inc.                        Maryland
     Lancaster Information Group, Inc.                     Delaware
     Lancaster Information Group, Inc.                     Pennsylvania
     Mack Printing Company                                 Pennsylvania
     Mack Printing Group, Inc.                             Delaware
     Melham, Inc.                                          Delaware
     Melham Holdings, Inc.                                 Delaware
     Port City Press, Inc.                                 Maryland
     Science Craftsman, Incorporated                       New York
     Three Score, Inc.                                     Georgia
     Vaughan Printers, Inc.                                Florida
     VSUB Holding Company                                  Virginia
     Washburn Graphics, Inc.                               North Carolina
     Washburn of New York, Inc.                            New York

/1/  American Graphics, Inc. has a number of inactive subsidiaries.
/2/  Dynamic Diagrams, Inc. is the only non wholly-owned subsidiary of Cadmus